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                                                                   EXHIBIT 10.13



                                OPTION AGREEMENT

                             HUNTWAY PARTNERS, L.P.

                                December 30, 1996

Mr. Andre Danesh
c/o Alliance Financial Corp.
1583 Beacon Street
Brookline, MA 02146

                   Re:      Huntway Partners, L.P.
                            Unit Option
Dear Mr. Danesh:

         The Company is pleased to advise you that General Partner has granted to you a unit option, as provided below. Such unit option is the unit option referred to and issued in connection with the Company's plan of reorganization filed with the United States Bankruptcy Court for the District of Delaware.

         1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Agreement" means this Agreement dated as of December 30, 1996, between you and the Company.

         "Common Unit" shall mean the Company's common limited partnership units, or, in the event that the outstanding Common Unit is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

         "Company" shall mean Huntway Partners, L.P., a Delaware limited partnership.

         "General Partner" shall mean Huntway Managing General Partner, L.P., the Company's managing general partner.

         "Option Units" shall mean (i) all Common Units issued upon the exercise of the Option and (ii) all Common units issued with respect to the Common Units referred to in clause (i) above by way of unit dividend or unit split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization fundamentally affecting the Common Units. Option Units shall continue to be Option Units in the hands of any holder other than you (except for the Company), and each such transferee

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thereof shall succeed to the rights and obligations of a holder of Option Units hereunder.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         2. Option.

         (a) Terms. Your Option is for the purchase of up to 600,000 Common Units (the "Option") at a price per share of $0.50 (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on December 30, 2006 (the "Expiration Date") and in no event shall any part of your Option be exercisable after the Expiration Date.

         (b) Payment of Option Price. Your Option may be exercised in whole or in part after the date hereof upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Units to be acquired. Payment shall be made in full by delivery of a cashier's check, certified check or wire transfer of immediately available funds in the amount of the Option Price.

         3. Procedure for Exercise. At any time prior to the Expiration Date, you may exercise all or a portion of your Option by delivering written notice to the Company (to the attention of the Company's Secretary), together with (i) a written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company and (ii) payment in full by delivery of a cashier's, certified check or wire transfer of immediately available funds in the amount of the Option Price. As a condition to any exercise of the Option, you will permit the Company to deliver to you all financial and other information regarding the Company which the Company believes necessary to enable you to make an informed investment decision.

         4. Securities Laws Restrictions and Other Restrictions on Transfer of Option Units. You represent that when you exercise your Option you will be purchasing Option Units for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Units unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise




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dispose of any Option Units in any manner which would: (1a) require the company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Units you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

         5. Adjustments. In the event of a reorganization, recapitalization, unit dividend or unit split, or combination or other fundamental change in the Common Units, the General Partner shall, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of Units covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

         6. Additional Restrictions on Transfer.

         (a) Restrictive Legend. The certificates representing the Option Units will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT DATED AS OF DECEMBER 30, 1996, BETWEEN THE COMPANY AND ANDRE DANESH, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT
     THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."


         (b) Opinion of Counsel. You may not sell transfer or dispose of any Option Unit (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.


         (c) 180-Day Prohibition. Notwithstanding anything to the contrary contained herein, you may not sell, transfer or


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otherwise dispose of all or any portion of the Option or Option Unit during the period commencing on December 30, 1996 and ending 180 calendar days thereafter.

         7. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto and any Investor as a third-party beneficiary may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         8. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

         9. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         12. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         13. Governing Law. ALL ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE


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OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE
LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

         14. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company and the Investors at the addresses indicated below:

         (a) If to the Optionee:

             Andre Danesh
             c/o Allied Financial Corp.
             1583 Beacon Street
             Brookline, MA 02146
             Telecopy: (617) 734-7779

         (b) If to the Company:

             Huntway Partners, L.P.
             25129 The Old Road, Suite 322
             Newhall, CA 91381
             Attn: Chief Financial Officer
             Telecopy: (805) 286-1588

             With a copy to:

             Kirkland & Ellis
             200 East Randolph
             Chicago, Illinois 60601
             Attention: William S. Kirsch
             Telecopy: (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         15. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company. The execution and delivery by the Company of this Agreement satisfies the Company's obligations under that certain letter agreement dated March 13, 1996 between you and the Company with respect to the Finder's Fee (as defined in such letter agreement).



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         Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                      Very truly yours,

                                      HUNTWAY PARTNERS, L.P.

                                      By:  Huntway Managing Partner, L.P.,
                                           its Managing General Partner

                                           By:  The Huntway Division of
                                                Reprise Holdings, Inc.,
                                                its sole General Partner

                                                By: /s/ WARREN J. NELSON
                                                   -----------------------------
                                                   Name:
                                                   Title:

         The undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

Dated as of                                     OPTIONEE

December 30, 1996

                                                /s/ ANDRE DANESH
                                                --------------------------------
                                                Andre Danesh


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                            HUNTWAY REFINING COMPANY
                          25129 THE OLD ROAD, SUITE 322
                                NEWHALL, CA 91381

                                 March 19, 2001

Andre Danesh 1997 IRRV Trust
c/o Andre Danesh
Allied Financial Corporation
1330 Beacon Street
Brookline, MA 02146

Dear Trust:

     You hereby confirm that you hold, free and clear, options to acquire an aggregate of 1,146,059 shares of common stock of Huntway Refining Company ("Huntway") at an exercise price of $0.50 per share pursuant to two option agreements with Huntway, one dated March 13, 1996 and the other December 30, 1996.

     You hereby acknowledge and agree that in the event of a merger or other similar transaction involving Huntway which is effected in such a way that the common stock of Huntway is converted into the right to receive cash and/or other securities, your options shall thereupon be exercisable only for the cash and/or other securities to be paid in such merger or other transaction with respect to an equivalent number of shares; and you and Huntway hereby agree that your option agreements are accordingly amended.

     As consideration for your entering into this agreement, Huntway shall deliver to you within 5 business days of the date hereof a check in the amount of $200,000.

                                           Huntway Refining Company


                                           By: /s/ WARREN J. NELSON
                                              ----------------------------------
                                              WARREN J. NELSON
                                              PRESIDENT &
                                              CHIEF EXECUTIVE OFFICER

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Confirmed, Acknowledged and Agreed:

Andre Danesh 1997 IRRV Trust

By: /s/ ANDRE DANESH
   ---------------------------------

Its: Sole Trustee

Address:
188 Mason Terrace
Brookline, MA 02446

Also Confirmed, Acknowledged and Agreed:

/s/ ANDRE DANESH
------------------------------------
Signature
Print name: Andre Danesh